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                                  EXHIBIT 5.1

                                  OPINION OF
                    SHEPPARD, MULLIN, RICHTER & HAMPTON LLP


                         [SHEPPARD, MULLIN LETTERHEAD]


December 29, 2000

Vsource, Inc.
5740 Ralston Street, Suite 110
Ventura, California 93003


     Re:  Registration Statement on Form SB-2
          -----------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement on Form SB-2 filed by Vsource, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on December 29, 2000, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,006,543 shares of the Company's Common Stock, subject to increase as described in the Registration Statement (the "Shares"). The Shares are to be sold to the public by certain security holders as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the transfer of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the transfer of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when transferred in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and non-assessable.

     We consent to the use of this opnion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in the said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                          Very truly yours,


               /s/ Sheppard, Mullin, Richter & Hampton LLP
               SHEPPARD, MULLIN, RICHTER & HAMPTON LLP